<Letterhead>
                                                Malkewicz Hueni Associates, Inc.




May 14, 1996


Foreland Corporation
12596 West Bayaud, Suite 300
Lakewood, CO 80228-2019


Dear Sir:

The undersigned petroleum engineer hereby consents to incorporation by reference in the registration statement of Foreland Corporation on Form S-3 of the reserve report respecting Foreland's properties, as such report is referred to in Foreland Corporation's annual report on form 10-K for its fiscal year ended December 31, 1995.

Sincerely,


/s/
Stephen E. Malkewicz
President



                                            14142 Denver West Parkway, Suite 190
                                                    Golden, Colorado 80401 U.S.A
                                                                  (303) 277-0270